Exhibit 99.1

INTELLINETICS, INC.

Table of Contents to Financial Statements

Page(s)

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets as of December 31, 2010 and 2009 and September 30, 2011 (unaudited)	F-2

Statements of Operations for the Years Ended December 31, 2010 and 2009 and for the nine month period ended September 30, 2011 (unaudited) and the nine month period ended September 30, 2010	F-3

Statements of Cash Flows for the Years Ended December 31, 2010 and 2009 and for the nine month period ended September 2011 (unaudited) and the nine month period ended September 30, 2010	F-4

Notes to Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

To the Directors and Stockholders of Intellinetics, Inc.

We have audited the accompanying balance sheets of Intellinetics, Inc. (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intellinetics, Inc. as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years ended December 31, 2009 and 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses and constraints on capital resources raise substantial doubt about its ability to continue as a growing concern. Management’s plans regarding these matters also are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

New York, New York

February 13, 2012

INTELLINETICS, INC.

Balance Sheets

	December 31, 2010	December 31, 2009	September 30, 2011
			(Unaudited)
ASSETS
Current assets:
Cash	$34,014	$116,825	$145,905
Accounts receivable, net	205,016	120,697	264,261
Prepaid expenses and other current assets	19,754	46,359	41,964

Total current assets	258,784	283,881	452,130

Property and equipment, net	49,788	83,476	35,616
Other assets	39,948	41,816	48,907

Total assets	$348,520	$409,173	$536,653

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$233,616	$173,109	$252,908
Deferred revenues	626,012	378,246	593,212
Notes payable - current	193,920	35,940	310,708

Total current liabilities	1,053,548	587,295	1,156,828

Long-term liabilities:
Deferred compensation	154,229	142,418	215,011
Notes payable - net of current portion	1,008,555	882,310	1,580,315
Notes payable - related party	282,356	320,729	268,613
Deferred interest expense	—	—	8,311
Other long-term liabilities - related parties	139,644	119,459	153,278

Total long-term liabilities	1,584,784	1,464,916	2,225,528

Total liabilities other than shares	2,638,332	2,052,211	3,382,356

Shares subject to mandatory redemption	459,899	459,899	459,899

Total liabiltities	3,098,231	2,512,110	3,842,255

Commitments and contingencies

Excess of liabilities over assets (deficit)	(2,749,711)	(2,102,937)	(3,305,602)

Total liabilities and excess of liabilities over assets (deficit)	$348,520	$409,173	$536,653

See notes to these financial statements.

INTELLINETICS, INC.

Statements of Operations

	Year Ended December 31, 2010	Year Ended December 31, 2009	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
			(Unaudited)	(Unaudited)
Revenues:
Sale of software licenses without modification	$51,549	$22,500	$97,644	$43,966
Sale of software licenses with substantive modification	388,489	79,157	551,211	232,638
Software as a service	96,745	85,395	110,902	71,994
Software maintenance services	640,296	641,339	462,479	481,010
Consulting services	185,423	404,476	215,966	140,982

Total revenues	1,362,502	1,232,867	1,438,202	970,590

Cost of revenues:
Sale of software licenses without consulting	19,436	13,449	13,261	9,739
Sale of software and consulting	280,002	47,195	354,383	145,068
Software as a service	36,239	37,806	20,573	26,716
Software maintenance services	119,607	142,237	81,929	96,291
Consulting services	190,006	424,756	173,307	115,068

Total cost of revenues	645,290	665,443	643,453	392,882

Gross profit	717,212	567,424	794,749	577,708

Operating expenses:
General and administrative	771,329	759,661	756,120	589,551
Sales and marketing	422,365	322,738	442,127	281,372
Depreciation	44,602	45,737	30,281	33,762

Total operating expenses	1,238,296	1,128,136	1,228,528	904,685

Loss from operations	(521,084)	(560,712)	(433,779)	(326,977)
Interest expense, net	(125,690)	(71,992)	(122,112)	(93,273)

Net loss	$(646,774)	$(632,704)	$(555,891)	$(420,250)

See notes to these financial statements.

INTELLINETICS, INC.

Statements of Cash Flows

	Year Ended December 31, 2010	Year Ended December 31, 2009	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
			(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(646,774)	$(632,704)	$(555,891)	$(420,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	44,602	45,737	30,281	33,762
Provision for doubtful accounts	490	—	—	(490)
Changes in operating assets and liabilities:
Accounts receivable	(84,809)	61,422	(59,245)	(61,838)
Prepaid expenses and other current assets	26,605	2,487	(22,210)	20,176
Other assets	1,868	(31,530)	(8,959)	(1)
Accounts payable and accrued expenses	60,507	77,312	27,603	(1,608)
Other long-term liabilities - related parties	20,185	21,183	13,634	15,308
Deferred revenues	247,766	(127,323)	(32,800)	210,679
Deferred Compensation	11,811	25,933	60,782	(26,906)

Total adjustments	329,025	75,221	9,086	189,082

Net cash used in operating activities	(317,749)	(557,483)	(546,805)	(231,168)

Cash flows from investing activities:
Purchases of property and equipment	(10,914)	(9,861)	(16,109)	(10,913)

Net cash used in investing activities	(10,914)	(9,861)	(16,109)	(10,913)

See notes to these financial statements.

INTELLINETICS, INC.

Statements of Cash Flows, continued

	Year Ended December 31, 2010	Year Ended December 31, 2009	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
			(Unaudited)	(Unaudited)
Cash flows from financing activities:
Proceeds from notes payable	$320,021	$792,479	$1,002,500	$270,021
Proceeds from notes payable - related parties	23,000	115,948	77,500	—
Repayment of notes payable	(35,796)	(251,532)	(313,952)	(26,973)
Repayment of notes payable - related parties	(61,373)	(56,778)	(91,243)	(38,811)

Net cash provided by used in financing activities	245,852	600,117	674,805	204,237

Net increase (decrease) in cash and cash equivalents	(82,811)	32,773	111,891	(37,844)
Cash - beginning of year	116,825	84,052	34,014	116,825

Cash - end of year	$34,014	$116,825	$145,905	$78,981

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$8,704	$16,776	$85,087	$74,628

See notes to these financial statements.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

1. Business Organization and Nature of Operations

Intellinetics, Inc. (“Intellinetics” and the “Company”) was formed in December 1996 as a corporation in the state of Ohio. The Company is an enterprise content management (ECM) software development, sales and marketing company serving both public and private sectors. The Company’s products, services and process models serve, principally, the mission critical needs of law enforcement and compliance agencies within the state and local government sector.

The Company provides its software solutions principally through (i) the direct licensing of its software installed on customer computer platforms and (ii) providing the applications as a service, accessible through the internet. The Company’s comprehensive solutions include services that range from pre-installation assessment, project scoping, implementation consulting and ongoing software maintenance and customer support.

2. Liquidity and Management’s Plans

Through September 30, 2011 and December 31, 2010, the Company has incurred cumulative net losses since inception of $3,258,903 and $2,703,012 respectively. At December 31, 2010, the Company had a cash balance of $34,014 and at September 30, 2011, the Company had a cash balance of $145,905.

The Company was formed in 1996 as a software development and sales company. From its inception, the Company has generated revenues from the sales and implementation of its internally generated software applications.

The Company’s plan is to increase its sales and market share by developing an expanded network of resellers through which the Company will sell its expanded software product portfolio. The Company expects that this marketing initiative will require that it hire and develop an expanded sales force and enhance its product marketing efforts, all of which will require additional capital.

It is the Company’s plan to become a public company as a vehicle to raise capital to finance its growth plan. If the Company is successful in its efforts to become a public company, it intends to deploy any additional capital it may need to raise to expand its sales and marketing capabilities, develop ancillary software products, enhance its internal infrastructure and support the accounting, auditing and legal costs of operating as a public company and to provide working capital.

The Company expects that through the next 12 to 18 months, the capital requirements to fund the Company’s growth and to cover the operating costs of a public company will consume substantially all of the cash flows that it intends to generate from its operations, as well as from the proceeds of planned issuances of debt and equity securities. The Company further believes that during this period, while the Company is focusing on the growth and expansion of its business, the gross profit that it expects to generate from operations will not generate sufficient funds to cover these anticipated operating costs. Accordingly, the Company requires external funding to sustain operations and to follow-through on the execution of its business plan. However, there can be no assurance that the Company’s plans as discussed above will materialize and/or that the Company will be successful in funding estimated cash shortfalls through additional debt or equity capital and through the cash generated by the Company’s operations. Given these conditions, the Company’s ability to continue as a going concern is contingent upon it being able to secure an adequate amount of debt or equity capital to enable it to meet its cash requirements. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets, the competitive environment in which the Company operates and the current capital raising environment. These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern

Since inception, the Company’s operations have primarily been funded through a combination of operating margins, state business development loans, bank loans and loans from friends and family. Although management believes that the Company has access to capital resources; there are currently no commitments in place for new financing at this time and there is no assurance that the Company will be able to obtain funds on commercially acceptable terms.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

2. Liquidity and Management’s Plans, continued

During the nine months ended September 30, 2011, the Company raised $1,002,500 through the issuance of notes, with $750,000 of which was obtained from the State of Ohio. After September 30, 2011 and through February 10, 2012, the Company raised an additional $768,556 in net new funds through the issuance of both conventional and contingently convertible notes (See Note 14 – Subsequent Events – Notes Payable and Share Exchange Transaction). The proceeds from these notes were used to fund the Company’s working capital needs and share exchange transaction costs.

The Company plans to raise a minimum of $2,000,000 during the years 2012 and 2013 through a private placement of its common stock. The funds raised through this private placement will be used to fund the Company’s operations, including the costs that it expects to incur as a public company, and most importantly, to fund the Company’s plans to increase staff and operations to complete the build-out of its expanded reseller network to expand into additional markets and deepen its penetration of existing markets. The current level of cash and operating margins is not enough to cover the existing fixed and variable obligations of the Company, so increased revenue performance and the addition of capital are critical to the Company’s success. Should the Company not be able to raise these additional funds through the private placement or some other financing source, the Company would take one or more of the following actions to help it conserve cash, including (i) limiting the hiring of additional personnel, (ii) reducing existing staffing, (iii) deferring the payment of compensation to its key employees, (iv) negotiating extended payment terms to vendors, advisors and consultants and (v) offering incentives to customers which would reward the early remittance of payments to the Company.

Assuming that the Company is successful in its growth plans and development efforts, the Company believes that it will be able to raise additional funds through sales of its stock. There is no guarantee that the Company will be able to raise these additional funds or to do so on acceptable terms.

The Company’s financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company not be unable to continue as a going concern.

3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements for the years ended December 31, 2010 and 2009 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying unaudited condensed financial statements for the nine months ended September 30, 2011 and 2010 have been prepared in accordance with U.S. GAAP for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the nine months ended September 30, 2011 are not necessarily indicative of the results that may be expected for the year ended December 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts. Significant estimates and assumptions include reserves related to receivables, the recoverability of long-term assets, depreciable lives of property and equipment, deferred taxes and related valuation allowances. Certain other economic risks could affect the Company’s estimates. The Company’s management monitors these risks and assesses its business and financial risks on a quarterly basis.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

3. Summary of Significant Accounting Policies, continued

Concentrations of Credit Risk

Cash: The Company maintains its cash with high credit quality financial institutions. At times, the Company’s cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit.

Accounts Receivable: The number of clients that comprise the Company’s client base, along with the different industries, governmental entities and geographic regions in which the Company’s clients operate, limits concentrations of credit risk with respect to accounts receivable. The Company does not generally require collateral or other security to support client receivables; however, the Company may require its customers to provide retainers, up-front deposits or irrevocable letters-of-credit when considered necessary to mitigate credit risk. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific clients and past collections history. Credit losses have been within management’s expectations. At December 31, 2010 and 2009 and September 30, 2011, the Company had allowances for doubtful accounts of $16,175, $15,685 and $16,175, respectively.

Property and Equipment

Property and equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the related assets on a straight-line basis. Equipment is depreciated over 3 to 7 years. Leasehold improvements are amortized over the life of the lease or the asset, whichever is shorter, generally 7 to 10 years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains and losses are reflected in the results of operations.

Impairment of long-lived assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant, and Equipment.” The Company tests long-lived assets or asset groups, such as property and equipment, for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed of before the end of its estimated useful life.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

3. Summary of Significant Accounting Policies, continued

Impairment of long-lived assets, continued

Recoverability is assessed based on comparing the carrying amount of the asset to the aggregate pre-tax undiscounted cash flows expected to result from the use and eventual disposal of the asset or asset group. Impairment is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset or asset group. The impairment loss, if any, is measured as the amount by which the carrying amount exceeds fair value, which for this purpose is based upon the discounted projected future cash flows of the asset or asset group.

The Company has not recorded any impairment charges for long-lived assets during the years ended December 31, 2010 and 2009 or during the nine months ended September 30, 2011.

Revenue Recognition

a) Sale of software licenses without modification

The Company recognizes revenues in accordance with ASC Topic 985-605, “Software Revenue Recognition.”

The Company records revenues from the sale of software licenses when persuasive evidence of an arrangement exists, the software product has been shipped, there are no significant uncertainties surrounding product acceptance by the customer, the fees are fixed and determinable, and collection is considered probable. Revenues included in this classification typically include sales of additional software licenses and applications to existing customers.

The Company assesses whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. The Company’s sales arrangements generally include standard payment terms. These terms effectively relate to all customers, products, and arrangements regardless of customer type, product mix or arrangement size.

b) Sale of software licenses with substantive modification

The Company has historically provided its software to customers through customized solutions. After assessing the customers’ needs, the Company would start with its core software applications and then develop substantive custom modifications and enhancements that would meet the specific needs of the customer. Upon completion of software development work, the Company would deliver the software to the customer only after the customized software had passed the company’s internal testing.

The Company records the revenues for these sales when persuasive evidence of an arrangement exists, the software has been installed on the customer’s site, there are no significant uncertainties surrounding acceptance by the customer, the fees are fixed and determinable, and collection is considered probable.

c) Sale of software as a service

Sale of software as a service consists of revenues from arrangements that provide customers the use of the Company’s software applications, as a service, typically billed on a monthly or annual basis.

d) Sale of software maintenance services

Software maintenance support revenues consist of revenues derived from arrangements that provide post contract customer support (“PCS”) to the Company’s software license holders. These revenues are recognized ratably over the term of the contract. Advance billings of PCS are not recorded to the extent that the term of the PCS has not commenced and payment has not been received.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

3. Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

e) Sales of consulting services

Consulting services consists principally of revenues from consulting, advisory services, training and client assistance with management and uploading of data into the Company’s applications. These services are typically separately contracted for. However, where these items are included contractually with other items, these services are set forth separately in the contractual arrangements such that the total price of the customer arrangement is expected to vary as a result of the inclusion or exclusion of these services. For those contracts where the services are not essential to the functionality of any other element of the transaction, the Company determines VSOE of fair value for these services based upon normal pricing and discounting practices for these services when sold separately. These agreements typically are of a duration of six months or less. When these services are provided on a time and material basis, the Company records the revenue as the services are rendered, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services. Where the services are provided under a fixed priced arrangement, the Company records the revenue on a proportional performance method, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services.

f) Deferred revenues

The Company records deferred revenue primarily related to software maintenance support agreements, when the customer pays in advance for services which have been paid for by customers prior to the performance of those services. Generally, the services will be provided within twelve months after the signing of the agreement.

g) Rights of return and other incentives

The Company does not generally offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, does not provide for or make estimates of rights of return and similar incentives.

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense for the years ended December 31, 2010 and 2009 and for the nine-month periods ended September 30, 2011 and 2010 amounted to approximately $1,080, $619, $19, and $30 respectively.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has determined that its principal tax jurisdiction is Ohio. Based on the Company’s evaluation, it concluded that there were no significant uncertain tax positions requiring recognition in the Company’s financial statements for either the 2010 or 2009 tax years. The Company believes that the income tax positions and deductions that it has taken on its returns would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or for the years ended December 31, 2010 and 2009. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

3. Summary of Significant Accounting Policies, continued

Fair value of financial instruments

Carrying amounts of certain financial instruments, including cash accounts receivable and accounts payable (trade and accrued liabilities), approximate their fair value due to the relatively short period of time between origination of the instruments and their expected realization.

The fair value of the Company’s total long-term debt approximates its carrying value.

4. Property and Equipment

Property and equipment are comprised of the following:

	December 31,	December 31,	September 30,
	2010	2009	2011
Computer hardware and purchased software	$217,734	$206,820	$233,843
Leasehold improvements	215,680	215,680	215,680
Furniture and fixtures	79,722	79,722	79,722

	513,136	502,222	529,245
Less: accumulated depreciation and amortization	(463,348)	(418,746)	(493,629)

Property and equipment, net	$49,788	$83,476	$35,616

Total depreciation and amortization expense on the Company’s property and equipment for the years ended December 31, 2010 and 2009 and the nine month periods ended September 30, 2011 and 2010 amounted to $44,602, $45,737, $30,281 and $33,762, respectively.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

5. Notes Payable

On March 24, 2004, the Company issued a note payable to a bank for $201,024, bearing a current interest rate of 6.25% per annum (“Bank Loan”). Monthly principal and interest payments are $3,826 each with the final payment due on April 30, 2014. The note is secured by the personal guarantees of the Company’s founders, as well as by a third party. The guarantee by the third party is secured by the pledge of the third party’s certificate of deposit in the amount of $200,000. In addition, the note is secured by a senior secured interest on all business assets of the Company. The obligation is subject to certain covenants, including certain provisions which require the Company to obtain the bank’s consent before issuing additional equity securities. In addition, the bank is a party to an intercreditor agreement involving Authority Loan No. 1 and Authority Loan No. 2 (together, the “Authority Loans”), as discussed and defined below, which provides for cross notifications between the lenders.

On July 17, 2009, the Company issued a note payable to the Ohio state development authority in the amount of $1,012,500, bearing interest at a rate of 6.00% per annum (“Authority Loan No. 1”). This loan was funded to the Company in tranches, with $742,479 received during 2009 and $270,021 received during 2010. Pursuant to the terms of the loan, the Company was required to pay only interest through September 30, 2010 and then monthly principal and interest payments of $23,779 each through September 30, 2015. The note is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, the Company shall pay a loan participation fee of $101,250, which is accounted for as a loan premium, accreted monthly over the term of the loan.

On November 23, 2010, the Company issued a note payable to an advisor of the company in the amount of $50,000 bearing interest at 5.00% per annum. The principal and unpaid interest were initially due on February 21, 2011. On February 10, 2011 the due date was extended and on July 18, 2011, the loan was repaid in full. The Company’s founders provided a full personal guarantee of this obligation. This note was not secured.

On June 3, 2011, the Company issued a note payable to the Ohio state development authority in the amount of $750,000, bearing interest at a rate of 1% per annum for the first 12 months, then interest at rate of 7% per annum for the second 12 months (“Authority Loan No. 2”). The Company is not obligated to remit payments of principal until the beginning of the third year of the loan. The monthly principal and interest payments, beginning on the third anniversary of the loan origination, are $14,860 and are payable on a monthly basis through July 13, 2017. The note is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, the Company shall pay a loan participation fee of $75,000, which is accounted for as a loan premium, accreted monthly over the term of the loan. The interest rate of 1% during the first 12 months of this loan was considered to be below market for that period. The Company further determined that over the life of the loan, the effective interest rate was 5.6% per annum. Accordingly, during the first 12 months of the loan, the Company shall record interest expense at the 5.6% rate per annum. The difference between the interest expense accrual at 5.6% and the stated rate of 1% over the first twelve months shall be credited to deferred interest. The deferred interest amount to be accumulated over the first 12 months of the loan term will be amortized as a reduction to interest expense over the remaining term of the loan. At September 30, 2011, deferred interest of $8,311 was reflected on the balance sheet.

On September 8, 2011, the Company issued a note payable to an advisor in the amount of $17,500 bearing interest at 3.25% per annum. The principal and interest are due March 6, 2012. This loan is unsecured.

The Authority Loans

Authority Loan No. 1 and Authority Loan No. 2 were granted to the Company in connection with the State of Ohio’s economic development programs. The proceeds from these loans were used by the Company to support its efforts in developing software solutions for its customers.

These Authority Loans are subject to certain covenants and reporting requirements. The Company is required to provide quarterly financial information and certain management certifications. The Company is further required to maintain its principal office in the State of Ohio and within three years of the respective loan origination dates of each of the Authority Loans, to have created and/or retained an aggregate of 25 full time jobs in the State of Ohio. Should the Company not have attained these employment levels by the respective dates, then the interest rates on the Authority Loans shall increase to 10% per annum. The Authority Loans are the subject of an intercreditor agreement involving the Bank Loan, which provides for cross notifications between the lenders.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

5. Notes Payable, continued

Notes payable consist of the following:

	December 31,	December 31,	September 30,
	2010	2009	2011
Bank Loan, dated March 24, 2004	$139,975	$175,771	$111,023
Authority Loan No. 1, dated July 17, 2009	1,012,500	742,479	1,012,500
Note payable to advisor, dated November 23, 2010	50,000	—	—
Authority Loan No. 2, dated June 3, 2011	—	—	750,000
Note payable to advisor, dated September 8, 2011	—	—	17,500

Total notes payable	1,202,475	918,250	1,891,023
Less current portion	193,920	35,940	310,708

Long-term portion of notes payable	$1,008,555	$882,310	$1,580,315

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

5. Notes Payable, continued

Future minimum principal payments of these notes payable are as follows:

For the Twelve Months Ended September 30,	Amount
2012	$310,708
2013	306,262
2014	411,985
2015	393,145
2016	150,143
thereafter	318,780

Total	$1,891,023

As of December 31, 2010, 2009 and the nine-month periods ended September 31, 2011, accrued interest for these notes payable was $83,597, $19,434 and $48,645, respectively, and was reflected within accounts payable and accrued expenses on the balance sheet. As of December 31, 2010 and 2009 and September 31, 2011, accrued loan participation fees were $32,088, $6,641, and $56,220 respectively, and reflected within accounts payable and accrued expenses on the balance sheet. As of December 31, 2010, 2009 and September 31, 2011, deferred financing costs were $29,633, $31,531 and $38,621, respectively and were reflected within other assets on the balance sheet. Included within interest expense for the years ended December 31, 2010 and 2009 and the nine months ended September 31, 2011 and 2010 was $25,447, $6,641, $24,132 and $18,644, respectively, of accreted loan participation fees and $3,372, $1,405, $7,755 and $2,529, respectively, of amortized deferred financing costs. These costs are amortized over the lives of the respective loans.

For the years ended December 2010 and 2009 and the nine-month periods ended September 31, 2011 and 2010, interest expense, including the amortization of deferred finance cost, accreted loan participation fees and deferred interest and related fees, in connection with notes payable was $105,497, $50,808, $106,386 and $77,966, respectively.

See Note 14 – Subsequent Events – Note Payable and Share Exchange Transaction, for additional notes issued.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

6. Notes Payable - Related Parties

Notes payable due to related parties consist of the following:

	December 31,	December 31,	September 30,
	2010	2009	2011
Note payable, bearing interest at 8.65% per annum. Principal and unpaid interest are due on January 1, 2014.	$157,292	$157,292	$157,292
Notes payable, bearing interest at 5.00% per annum. Principal and unpaid interest are due on January 1, 2014.	97,667	128,710	105,415
Note payable, bearing interest at 4.39% per annum. Principal and unpaid interest are due on January 14, 2014. This note and all accrued interest was repaid in full on August 11, 2011.	20,810	22,842	—
Note payable, bearing interest at 4.39% per annum. Principal and unpaid interest are due on January 1, 2014.	6,587	11,885	5,906

Total notes payable - related party	$282,356	$320,729	$268,613

Future minimum principal payments of these notes payable are as follows:

For the Twelve Months Ended September 30,	Amount
2012	$—
2013	—
2014	268,613

Total	$268,613

As of December 31, 2010 and 2009 and the nine-month periods ended September 31, 2011 and 2010, accrued interest for these notes payable-related parties amount to $139,644, $119,459, $153,293 and $134,766 respectively, and is reflected within other long-term liabilities-related parties, on the balance sheet.

For the year ended December 2010 and 2009 and the nine months ended September 31, 2011 and 2010, interest expense in connection with notes payable – related parties was $20,193, $21,184, $15,726 and $15,307, respectively.

7. Deferred Compensation

Deferred compensation consists of accumulated compensation earned by the Company’s two founders, and not paid as of December 31, 2010 and 2009 and September 30, 2011 and 2010. Pursuant to the Company’s employment agreements with these founders, the Company has agreed to pay this deferred compensation in cash to these founders in 2015.

8. Shares Subject to Mandatory Redemption

As described in Note 12, the Company and its stockholders entered into an agreement providing for the mandatory redemption of outstanding shares upon the death of any such stockholder. This agreement was entered into between the Company and all of its stockholders, effective upon each of their respective acquisitions of shares. Accordingly, all of the Company’s outstanding shares are subject to repurchase under the terms of this agreement.

As of December 31, 2010 and 2009 and September 31, 2011, there are 4,894 shares outstanding subject to such mandatory redemption, with an aggregate redemption value of $459,899. The Company has recorded this mandatory redemption obligation as a liability on the balance sheet.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

9. Income Taxes

Significant components of the Company’s net deferred tax assets and liability are as follows:

	December 31,
	2010	2009
Deferred tax assets:
Net operating loss carryforwards	$775,006	$573,560
Allowance for doubtful accounts	5,500	5,333
Property and equipment	719	—
Charitable contributions	1,019	968
Loan performance fee	10,910	2,258
Deferred compensation	52,438	48,422

Total deferred tax assets	845,592	630,541
Deferred tax liabilities:
Property and equipment	—	(1,041)

Total deferred tax liabilities	—	(1,041)

Total net deferred tax assets before valuation allowance	845,592	629,500
Less: valuation allowance	(845,592)	(629,500)

Deferred tax assets, net	$—	$—

As of December 31, 2010 and December 31, 2009, the Company had approximately $2,279,429 and $1,686,943, respectively, of federal net operating losses (“NOL”) available for income tax purposes that may be carried forward to offset future taxable income if any. These federal NOL carryforwards expire in the years 2023 through 2030. The NOL carryovers may be subject to limitation under Internal Revenue Code Section 382, should there be a greater than 50% ownership change as determined under the regulations.

The Company’s income tax provision (benefit) consists of the following:

For the Years Ended
	December 31, 2010	December 31, 2009
Current:
Federal	$—	$—
State	—	—
Deferred:
Federal	(216,092)	(212,211)
State	—	—
Less: valuation reserve	216,092	212,211

Income tax provision (benefit)	$—	$—

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

9. Income Taxes, continued

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For the Years Ended December 31,
	2010	2009
Tax benefit at federal statutory rate	(34.0%)	(34.0%)
Permanent differences:
Meals and entertainment	0.6	0.5
Increase in valuation allowance	33.4	33.5

Effective income tax rate	0.0%	0.0%

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the Company’s projected future taxable income and taxing strategies in making this assessment. Based on this assessment, management has established a full valuation allowance against all of the deferred tax assets for every period, since it is more likely than not that all of the deferred tax assets will not be realized. The change in valuation allowance for the years ended December 31, 2010 and December 31, 2009 was $216,092 and $212,211, respectively.

10. Commitments and Contingencies

Employment Agreements

The Company has entered into employment agreements with three of its key executives. Under their respective agreements, the executives serve at will, and are bound by typical confidentiality, non-solicitation and non-competition provisions.

Operating Leases

On January 1, 2010, the Company entered into an agreement to lease 6,000 rentable square feet of office space in Columbus, Ohio at a monthly rent of $3,375. The lease commenced on January 1, 2010 and expires on December 31, 2012.

Future minimum lease payments under these operating leases are as follows:

For the Twelve Months Ended September 30,	Amount
2012	$40,500
2013	10,125

Total	$50,625

Rent expense charged to operations amounted to $40,500 and $80,181 for the years ended December 31, 2010 and 2009, respectively, and $30,375 and $30,375 for the nine months ended September 30, 2011 and 2010, respectively.

11. Stockholders’ Equity

Description of Authorized Capital

The Company is authorized to issue up to 1,000 shares of preferred stock with $0.01 par value. No preferred shares have been issued.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

12. Excess of Liabilities Over Assets (Deficit)

The Company is authorized to issue 10,000 shares of common stock, with no par value per share. The holders of the Company’s common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the business. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

The holders of common stock are bound by the terms of a shareholder agreement which principally restricts sales of the Company’s common stock to outside third parties, unless otherwise approved by the controlling stockholders. Pursuant to the stockholder agreement, upon the death, disability or retirement of a shareholder, the shareholder shall have the right to require the Corporation to purchase all of his or her shares in the Corporation, and the Corporation shall have the right to purchase all or any portion of the Employee-Owner shares at approximately $94 common per share. On November 30, 2011, the Company and its stockholders executed an amended shareholder agreement by which the price for the re-purchase of shares for repurchases after November 30, 2011, were reduced to $18.45 per common share. The Company has presented the redemption amounts due upon death or disability of any such stockholder as Shares Subject to Mandatory Redemption in the liabilities section of the accompanying balance sheet. The aforementioned shareholder agreement will be terminated upon the closing of the proposed share exchange transaction, if completed (See Note 14 – Subsequent Events – Share Exchange Transaction).

A reconciliation of the excess of liabilities over assets (deficit) is as follows:

	Common Stock, no par value		Additional Paid-In Capital	Due From Stockholders	Treasury Stock		Accumulated Deficit	Total
	Shares	Amount			Shares	Amount
Balance, January 1, 2009	5,458	$—	$11,901	$(5,600)	564	$(53,000)	$(1,423,534)	$(1,470,233)
Net loss	—	—	—	—	—	—	(632,704)	(632,704)

Balance, December 31, 2009	5,458	$—	$11,901	$(5,600)	564	$(53,000)	$(2,056,238)	$(2,102,937)
Net loss	—	—	—	—	—	—	(646,774)	(646,774)

Balance, December 31, 2010	5,458	$—	$11,901	$(5,600)	564	$(53,000)	$(2,703,012)	$(2,749,711)
Net loss	—	—	—	—	—	—	(555,891)	(555,891)

Balance, September 30, 2011	5,458	$—	$11,901	$(5,600)	564	$(53,000)	$(3,258,903)	$(3,305,602)

Stock Split

On November 28, 2011, the Company’s Board of Directors authorized a 5.32048-for-1 stock split, effective on such same date. All shares presented herein have been restated for the effect of this stock split.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

13. Concentrations

Revenues from the Company’s services to a limited number of clients have accounted for a substantial percentage of the Company’s total revenues. The Company’s two largest clients, Tiburon, Inc. and Lexmark International, Inc., accounted for approximately 16% and 15%, respectively, of the Company’s revenues for the year ended December 31, 2010. For the year ended December 31, 2009, the Company’s two largest clients, Tiburon, Inc. and Ohio Department of Commerce, accounted for approximately 14% and 12%, respectively, of the Company’s revenues. For the nine months ended September 30, 2011, revenues from the Company’s three largest clients, Washington State Patrol, Careworks, and the Ohio State Office of Budget and Management, accounted for approximately 12%, 11% and 10%, respectively. For the nine months ended September 30, 2010, the Company’s two largest clients accounted for approximately 19% and 14%, respectively, of the Company’s revenues.

For the years ended December 31, 2010 and 2009, government contracts represented approximately 46% and 58% of the Company’s net revenues, respectively. The most significant of these government contracts, in 2009 (the Ohio State Department of Commerce), represented 12% of the Company’s net revenues. For the nine months ended September 30, 2011 and 2010, government contracts represented approximately 54% and 46% of the Company’s net revenues, respectively. The most significant of these government contracts, in 2011 (Washington State Patrol, and the Ohio State Office of Budget and Management), represented 12% and 10% of the Company’s net revenues, respectively.

As of December 31, 2010, accounts receivable from the Company’s three largest customers were $72,000, $45,478 and $24,339 respectively, and as of December 31, 2009, accounts receivable from the Company’s two largest customers were $72,000 and $18,350 respectively. As of September 30, 2011, accounts receivable from the Company’s three largest customers were $100,644, $30,751 and $30,498 respectively, and as of September 30, 2010, accounts receivable from the Company’s three largest customers were $64,125, $62,500 and $30,498, respectively.

14. Subsequent Events

Notes Payable

During the period October 7, 2011 through February 10, 2012, the Company issued notes payable aggregating $648,556, due 180 days from the respective issue dates, bearing interest at a rate of 3.25% per annum.

On November 30, 2011, the Company awarded 1,135 shares of common stock to certain employees and advisors as compensation with an aggregate fair value on the date of grant of $20,715. The Company estimated the grant date fair value of these shares by preparing a valuation of the Company using the income approach. Management determined that the results of its valuation are reasonable. Of the total shares issued, 764 shares were issued to officers of the Company.

From January 17, 2012 to February 3, 2012, Intellinetics issued a total of $120,000 in convertible notes to certain of its employees and friends and family of its officers and directors. Of the $120,000 aggregate value of convertible notes issued, $30,000 of these notes were issued to relatives of Intellinetics’ founders and officers. Interest is charged on the convertible notes at a rate of 10% per annum. Each of the convertible notes shall be due and payable on June 1, 2012. In connection with the Share Exchange Transaction, as defined below, Globalwise assumed these convertible notes. If the Company, post Share Exchange Transaction, has been publicly traded for ten days prior to the due date, the convertible notes may be converted into newly issued shares of Globalwise common stock at the holder’s discretion (subject to a 12-month holding period pursuant to Rule 144 under the Securities Act of 1933, as amended) at a price equal to a 50% discount to the average closing price of the common stock as published on the Over-the-Counter Bulletin Board during the 90 trading days immediately preceding the due date, or such shorter number of trading days as the common stock has been publicly traded, as applicable. Otherwise, the convertible notes shall be paid in immediately available funds on the due date.

Share Exchange Transaction

On February 10, 2012, the “Closing Date,” the Company was acquired by Globalwise Investments, Inc., a public company (“Globalwise”), pursuant to a share exchange transaction of the same date (the “Share Exchange Transaction”), with Intellinetics remaining as a wholly owned subsidiary of Globalwise.

In connection with the consummation of the Share Exchange Transaction, (i) the stockholders of Intellinetics surrendered all of the issued and outstanding shares of Intellinetics’ capital stock and received, in exchange for such shares, an aggregate of 28,034,850 shares of common stock of Globalwise on a 4,650-for-one basis; and (ii) Intellinetics paid $220,000 in advance of the closing and $80,000 upon the closing of the Share Exchange Transaction to the stockholders of Globalwise to provide both a reimbursement of professional fees incurred by Globalwise and for the split off of the net liabilities of Globalwise at closing.

Intellinetics, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2010 and 2009 and the Nine Months Ended September 30, 2011 and 2010 (Information Relating to the Nine Months Ended September 30, 2011 and 2010 is Unaudited)

14. Subsequent Events, continued

Share Exchange Transaction, continued

The Share Exchange Transaction was accounted for as a “reverse merger” and Intellinetics was deemed to be the acquirer in the Share Exchange Transaction for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that will be reflected in the financial statements prior to the Share Exchange Transaction will be those of Intellinetics, and the consolidated financial statements of the Company after completion of the Share Exchange Transaction will include the assets and liabilities of Intellinetics, historical operations of Intellinetics and operations of Intellinetics from the Closing Date of the Share Exchange Transaction.